Exhibit 10.51

THIRD AMENDED AND RESTATED MEDPARTNERS, INC.
EMPLOYEE STOCK PURCHASE PLAN

        This Third Amended and Restated MedPartners, Inc. Employee Stock Purchase Plan (the "Third Amended Plan" or "the Plan") shall be effective as of November 11, 1998. This Third Amended Plan replaces in entirety the original MedPartners, Inc. Employee Stock Purchase Plan effective as of January 1, 1997, the Amended and Restated MedPartners, Inc. Employee Stock Purchase Plan effective as of January 1,1998, and the Second Amended and Restated MedPartners, Inc. Employee Stock Purchase Plan effective as of July 1, 1998.

ARTICLE I
PURPOSE

        1.1  PURPOSE. This Third Amended and Restated MedPartners, Inc. Employee Stock Purchase Plan has been established to provide eligible employees of MedPartners, Inc. (the "Company") and its subsidiaries an opportunity to purchase shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), on a more advantageous basis than would otherwise be available, thereby increasing their interest in the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be, construed in a manner consistent with the requirements of that section of the Code.

ARTICLE II
DEFINITIONS

        As used herein, the following words and phrases shall have the following meanings:

        2.1  "ADMINISTRATION AGENT" shall mean the third-party administration firm selected by the Committee to provide the administrative services with respect to the Plan as set forth herein.

        2.2  "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.3  "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

        2.4  "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that anyone or more of the following conditions shall have been satisfied:

          (a)  The acquisition by any Person of Beneficial Ownership of 20% or more of either (i) the then outstanding shares of Common Stock of the Company, or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the selection of Directors; provided, however, that for purposes of this subsection, the following transactions shall not constitute a Change of Control: (A) any acquisition directly from the Company through a public offering of shares of Common Stock of the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company- or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below;

          (b)  The cessation, for any reason, of the individuals who constitute the Company's Board of Directors as of the date hereof ("Incumbent Board") to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a Director .following the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent

  Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs because of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors;

          (c)  The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding shares of Common Stock of the Company and the outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately before such Business Combination of the outstanding shares of Common Stock and the outstanding voting securities of the Company, as the case may be; (ii) no party (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed before the Business Combination; and (Hi) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board of Directors at the time of the execution of the initial agreement, or of the action of the Company's Board of Directors, providing for such Business Combination; or

          (d)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        2.5  "COMMITTEE" means the Board of Directors or such other committee appointed by the Board to administer the Plan.

        2.6  "COMMON STOCK" shall mean the Company's Common Stock, par value $.001 per share.

        2.7  The "COMPANY" shall mean MedPartners, Inc., a Delaware corporation, or its successors.

        2.8  "CONTRIBUTION ACCOUNT" shall mean an account established on behalf of a Participating Employee to which the Participating Employee's contributions made pursuant to Article V of this Plan shall be credited.

        2.9  A Participating Employee's "CONTRIBUTION RATE" shall be the amount selected by the Participating Employee to be contributed by payroll deduction to his or her Contribution Account, as outlined in Section 5.5.

        2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

        2.11 The "EFFECTIVE DATE" of this Plan shall be November 11, 1998. The "EFFECTIVE DATE" of a particular Employee's enrollment in the Plan is the first payroll of the calendar quarter (either January 1, April 1, July 1, or October 1 of each calendar year) following such Employee I s timely election to participate in the Plan made in accordance with the provisions of Article V of this Plan.

        2.12 "EMPLOYEE" shall mean any person who is employed by the Company or a subsidiary of the Company, including leased employees.

        2.13 "EMPLOYEE PLAN PERIOD" shall mean each 3-month period of a Participating Employee's enrollment in the Plan (i.e., January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31 of each calendar year).

        2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.15 "ISSUE PRICE" shall mean the purchase price of shares of the Company's Common Stock to be charged to a Participating Employee on the Purchase Date, as determined in accordance with Section 7.1.

        2.16 "MARKET PRICE" shall mean the closing sale price of a share of Common Stock for the day upon which the Market Price is to be determined as reported on the National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or, if the Common Stock is not traded on the New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (the "Composite Tape"). Notwithstanding the foregoing, if the Common Stock is no longer reported on the Composite Tape, the Market Price of the Company's Common Stock as of a particular date shall be determined using such method as shall be determined by the Committee.

        2.17 "PARTICIPATING EMPLOYEE" shall mean any eligible Employee opting to participate in the Plan, including leased employees meeting the eligibility criteria of Section V.

        2.18 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.19 "PLAN" shall mean the Third Amended and Restated MedPartners, Inc. Employee Stock Purchase Plan, as set forth herein, and all subsequent amendments hereto.

        2.20 "PURCHASE DATE" shall mean the New York Stock Exchange's ("NYSE") last trading date during an Employee Plan Period (except that the Purchase Date for all Participating Employees who entered the Plan on October 1, 1997, January 1, 1998, April 1, 1998, or July 1, 1998, shall be September 30, 1998). Notwithstanding the foregoing, "Purchase Date" shall also mean: (i) with respect to all Participating Employees, the NYSE's last trading date coinciding with or occurring immediately before (A) a Change in Control of the Company, or (B) the effective date of the termination of the Plan; (ii) with respect to Participating Employees who are employed by any business unit, division or company, the operation of which is ceased ("Cessation of Business"), the NYSE's last trading date coinciding or occurring immediately before the Cessation of Business as reasonably designated by the Committee; (iii) with respect to Participating Employees who are employed by any direct or indirect subsidiary of the Company, business unit, division or company, which is sold, transferred or disposed of ("Sale of Business "), the NYSE's last trading date coinciding with or occurring immediately before the effective closing date of the Sale of Business; and (iv) with respect to Participating Employees who are leased employees of any direct or indirect subsidiary of the Company, business unit, division or company, which is sold, transferred or disposed of through a Sale of Business, the NYSE' s last trading date of the Employee Plan Period ending immediately prior to such leased Participating Employee's termination from employment (which may be after the closing date of the Sale of Business).

ARTICLE III
ADMINISTRATION

        3.1  COMMITTEE'S ADMINISTRATION OF AND AUTHORITY AND RESPONSIBILITIES WITH RESPECT TO THE PLAN. The Plan shall be administered by the Committee, although the Company's Human Resources Department and the Administration Agent will operate the Plan on a day-to-day basis and manage the brokerage accounts set up on Participating Employees' behalf following purchases of Common Stock under the Plan. The Committee shall have full power and authority to administer the Plan, to interpret and construe any provision of the Plan finally and conclusively with respect to all persons having any interest thereunder, to adopt rules and regulations not inconsistent with the Plan for carrying out the Plan, providing for matters not specifically covered thereby, and to alter, amend or revoke any rules or regulations so adopted; provided, however, that the Administration Agent shall have the responsibilities with respect to the Plan set forth herein. No member of the Committee shall be liable to the Company, any stockholder, any employee of the Company or its subsidiaries or any participant in the Plan for any action or determination in good faith with respect to the Plan.

        3.2  ADMINISTRATION AGENT. The Committee will select and designate a third-party administration firm to provide the administrative and brokerage services, respectively, with respect to the Plan as set forth herein. The Committee may from time to time replace and redesignate the Administration Agent.

ARTICLE IV
SHARES SUBJECT TO PLAN

        4.1  SHARES SUBJECT TO PLAN. The Company hereby reserves 5,000,000 shares of Common Stock for issuance under the Plan. These shares shall be authorized and unissued shares. To the extent provided by resolution of the Board, such shares may be uncertificated.

        4.2  ADJUSTMENTS TO SHARES RESERVED. In the event of any merger, consolidation, reorganization, recapitalization, spin-off, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to the Plan or contributed amounts under the Plan shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits under the Plan.

ARTICLE V
ELIGIBILITY AND ENROLLMENT

        5.1  INITIAL ELIGIBILITY. Subject to the limitations set forth below, every Employee of the Company and its subsidiaries who has been employed by the Company or a subsidiary for at least the 60 consecutive days preceding the Effective Date of such person's enrollment is eligible to participate in the Plan.

        5.2  LIMITATIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be entitled to participate, select a Contribution Rate, contribute amounts to his or her Contribution Account or otherwise purchase Common Stock under the Plan (or any other employee stock purchase plan of the Company and its subsidiaries, if any) to the extent:

          (a)  that such participation, contribution or purchase, as the case may be, is at a rate that exceeds $25,000 in fair market value of the Common Stock in any calendar year (as determined under Section 423 of the Code); or

          (b)  that, giving effect to such participation, contribution or purchase, as the case may be, such Employee would own or beneficially own Common Stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company.

        5.3  ENROLLMENT. The Company or the Administration Agent shall furnish information relating to the Plan and Plan enrollment to each Employee who is or becomes eligible to participate. If the Employee elects to participate in the Plan (and thus become a Participating Employee), he or she shall enroll according to the enrollment procedures set forth in the information provided by the Company or the Administration Agent. Upon enrollment, the Company or the Administration Agent will provide a confirmation statement to the Participating Employee. If an eligible Employee does not elect to participate as of the first calendar quarter available for such Employee's election, the Employee may nonetheless elect to participate commencing with any subsequent calendar quarter.

        5.4  EFFECTS OF ENROLLMENT. Except as set forth elsewhere in this Plan, enrollment in the Plan is for one three-month period from the Effective Date of enrollment. Except as set forth elsewhere in this Plan, amounts contributed by the Participating Employee will be applied to the purchase of shares of Common Stock in accordance with the provisions of Article VII at the end of such Employee Plan Period. Enrollment continues, and is automatically renewed at the end of an Employee Plan Period for an additional Employee Plan Period, unless and until payroll deductions and Plan participation have been specifically discontinued in accordance with the provisions of Article VI.

        5.5  PARTICIPATING EMPLOYEE'S CONTRIBUTION RATE. In order to participate in the Plan, an Employee must elect to participate in accordance with Section 5.3 and must authorize the Company or its subsidiary, as applicable, to deduct from payroll on behalf of such Participating Employee a specified amount per pay period. Such amount may not be less than $5.00 nor more than $800.00 per pay period; provided, however, that such minimum and maximum amounts may be adjusted by the Company at any time and from time to time for the sake of administrative convenience and/or to ensure continued compliance with the provisions of Section 423 of the Code.

ARTICLE VI
DEDUCTIONS, MODIFICATIONS & PLAN WITHDRAWAL

        6.1  DEDUCTIONS. Payroll deductions at the Participating Employee's Contribution Rate shall begin on the first payroll date following the Effective Date of such Participating Employee's enrollment in the Plan. The Participating Employee's contributions shall be allocated to and deemed a part of the Participating Employee's Contribution Account. Participating Employee contributions will not be permitted to begin at any time other than the first payroll date in any Employee Plan Period. No interest shall accrue or be paid on any amounts withheld under the Plan.

        6.2  MODIFICATIONS IN CONTRIBUTION RATE. The Participating Employee's Contribution Rate, once established, shall remain in effect for all of the Employee Plan Period and subsequent Employee Plan Periods unless increased or decreased by the Participating Employee in the manner specified by the Company or the Administration Agent. Any increase or decrease in a Participating Employee's Contribution Rate shall be implemented as soon as administratively feasible following contact by the Participating Employee regarding such increase or decrease.

        6.3  SUSPENDING CONTRIBUTIONS. At any time during an Employee Plan Period, a Participating Employee may notify the Company or the Administration Agent that he or she wishes to suspend his or her contributions for such Employee Plan Period. This notice shall be communicated in the manner specified by the Company or the Administration Agent. A Participating Employee who suspends contributions will have the already-contributed balance in his or her Contribution Account applied to purchases of Common Stock on the Purchase Date. A Participating Employee who has suspended contributions under the Plan may not resume contributions until his or her Employee Plan Period has expired.

        6.4  WITHDRAWAL FROM PLAN. At any time, a Participating Employee may notify the Company or the Administration Agent that he or she wishes to withdraw from participation in the Plan. This notice shall be communicated in the manner specified by the Company or the Administration Agent. A Participating Employee who has withdrawn from participation in the Plan may not re-enroll in the Plan until his or her Employee Plan Period has expired. Upon withdrawal from the Plan pursuant to this Article VI, the Employee shall be issued a payroll check in the amount of his or her Contribution Account as of the effective date of withdrawal as soon as administratively feasible.

ARTICLE VII
PURCHASE OF COMMON STOCK

        7.1  PURCHASES. On each Purchase Date, the funds in a Participating Employee's Contribution Account shall be used to purchase the maximum number of shares of Common Stock determined by dividing the Issue Price into the balance in such Contribution Account (subject to the limitations set forth in Section 7.2). The Issue Price of the shares of Common Stock issued under the Plan shall be equal to the lesser of: (i) 85% of the Market Price on the Purchase Date, or (ii) 85% of the Market Price on the first trading date of the respective Employee Plan Period.

        7.2  OVER-ALLOTMENTS. If the total number of shares to be purchased by all Participating Employees on a Purchase Date exceeds the number of shares authorized under Article IV of the Plan, a pro-rata allocation of the available shares will be made among all Participating Employees based on the amount of the balances in their respective Contribution Accounts through the Purchase Date.

        7.3  ISSUED SHARES. A Participating Employee's shares of Common Stock will be deposited in a brokerage account, as soon as administratively feasible, opened on behalf of the Participating Employee with the Administration Agent. All fees and commissions associated with the operation of such brokerage account shall be the responsibility of the Participating Employee.

ARTICLE VIII
CHANGES IN STATUS AFFECTING ELIGIBILITY

        8.1  TERMINATION OF EMPLOYMENT. Effective upon the termination of the Participating Employee's employment for any reason, including without limitation death, permanent disability, or retirement, such person's participation in the Plan shall be deemed withdrawn and authorized payroll deductions credited to his or her Contribution Account will be returned to him or her in accordance with the provisions of Section 6.4 as soon as administratively feasible. However, if a Participating Employee terminates his or her employment after a Purchase Date has occurred, the Company shall purchase shares of the. Company's Common Stock with the funds in the terminated Participating Employee's Contribution Account for that previously completed Employee Plan Period. Notwithstanding the foregoing, with respect to the following described Participating Employees, upon the termination of employment of a Participating Employee arising in connection with (i) the Cessation of Business of any business unit, division or company employing such Participating Employee, such Participating Employee shall be allowed to continue participating in the Plan up to such Cessation of Business; (ii) the Sale of Business of any direct or indirect subsidiary of the Company, business unit, division or company,employing such Participating Employee, such person's authorized payroll deductions credited to his or her Contribution Account through the closing date of the Sale of Business shall be used to purchase shares pursuant to the terms of the Plan; and (Hi) the Sale of Business of any direct or indirect subsidiary of the Company, business unit, division or company employing Participating Employees who are leased employees of such entity, such leased Participating Employee shall be allowed to continue participation in the Plan through the end of the Employee Plan Period ending immediately prior to their termination from employment (which may be after the closing date of the Sale of Business) (Any contribution made after the end of the Employee Plan Period ending immediately prior to such leased Participating Employee's termination pursuant to a Sale of Business shall be refunded to the leased Participating Employee as soon as administratively feasible after their termination).

        8.2  TEMPORARY ABSENCE. If a Participating Employee temporarily leaves the employ of the Company or its subsidiaries by reason of leave of absence, the Participating Employee may continue to participate in the Plan as long as such Participating Employee continues to make contributions through payroll deductions. If a Participating Employee is on unpaid leave, he or she will not be able to continue participating in the Plan. However, unless such Participating Employee withdraws from the Plan, Common Stock will be purchased on such person's behalf at the end of the Employee Plan Period with any amounts deducted from such Participating Employee's paycheck during that Employee Plan Period.

ARTICLE IX
GENERAL PROVISIONS

        9.1  TERM OF PLAN. The Plan shall remain in effect until all of the shares of Common Stock reserved for issuance hereunder have been issued and balances maintained in the Participating Employee Contribution Accounts have been distributed, unless earlier terminated by the Board.

        9.2  AMENDMENT OR TERMINATION BY COMMITTEE. The Committee may at any time or from time to time amend the Plan in any respect. The Committee may terminate the Plan at any time.

If the Plan is terminated, unless otherwise specified, the date of termination shall be treated as a Purchase Date. All funds in Participating Employee Contribution Accounts as of the termination date which are not applied toward purchases of shares of Common Stock shall be refunded to the Participating Employees as soon as administratively feasible.

        9.3  TRANSFERABILITY. Neither the right of an Employee to purchase shares of Common Stock hereunder, nor such Participating Employee's Contribution Account balance, may be transferred, pledged or assigned by the Employee (except, in the event of the Employee's death, by will or the laws of descent and distribution). Any such attempted transfer, pledge, assignment or other disposition shall be treated as an election of the Participating Employee to withdraw his or her participation in the Plan.

        9.4  COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply. with all applicable laws, including Federal and state securities laws, and the applicable regulations or requirements of any securities exchanges or similar entities.

        9.5  INVESTMENT INTENT. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        9.6  COMPLIANCE WITH SECTION 16(b). With respect to any person who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, add such conditions and limitations respecting eligibility or participation under the Plan as it deems necessary or desirable to comply with the requirements of Rule 16b-3 thereunder; provided, however, that any rights or privileges that are extended to such persons shall be extended uniformly to all eligible employees.

        9.7  WITHHOLDING TAXES. Amounts withheld, shares issued and payments made pursuant to the Plan may be subject to withholding taxes, and the Company and its subsidiaries shall have the right to withhold from any payment or distribution of shares or to collect as a condition of any payment or distribution under the Plan, as applicable, any taxes required by law to be withheld.

        9.8  NO CONTINUED EMPLOYMENT. The Plan does not constitute a contract of employment or continued service, and participation in the Plan will not give any Employee the right to be retained in the employ of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

        9.9  TREATMENT AS STOCKHOLDER. Any contribution made by a Participating Employee under the Plan shall not create any rights in such Participating Employee as a stockholder of the Company until shares of Common Stock are registered in the name of such person.

        9.10 VOTING OF ISSUED SHARES. The Administration Agent will vote the Common Stock held in brokerage accounts on behalf of Participating Employees in accordance with instructions received from such Participating Employees. The Administration Agent will transmit to Participating Employees all proxy material and other reports furnished by the Company to its stockholders.

        9.11 GOVERNING LAW. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

MEDPARTNERS, INC.
By:	/s/ KIRK MCCONNELL
Name:	Kirk McConnell
Title:	SVP Human Resources